EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Ray Davis	Ron Farnsworth
President/CEO	EVP/Chief Financial Officer
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4101	503-727-4108
raydavis@umpquabank.com	ronfarnsworth@umpquabank.com

UMPQUA HOLDINGS REPORTS THIRD QUARTER 2009 RESULTS
 Net loss available to common shareholders of $0.14 per share for third quarter
Non-performing assets as % of total assets declined to 1.70% during third quarter
Deposits increased $401 million during third quarter

PORTLAND, Ore. – October 15, 2009 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments, Inc. today announced a third quarter 2009 net loss of $7.1 million. Including preferred stock dividends of $3.2 million, the net loss available to common shareholders was $10.4 million, or $0.14 per diluted share.

Significant financial statement items for the third quarter of 2009 include:

  Provision for loan losses of $52.1 million;
  Total net charge-offs of $47.3 million;
  The allowance for credit losses increased from 1.63% to 1.71% of total loans during the third quarter;
  Non-performing assets to total assets decreased on a sequential quarter basis from 1.73% to 1.70%;
  Non-performing loans to total loans increased on a sequential quarter basis from 1.87% to 2.13%;
  Total deposits increased $401 million, or 6%, on a sequential quarter basis;
  Net interest margin, on a tax equivalent basis, decreased 15 basis points during the quarter to 4.05%, due in part to 6 basis points from interest reversals on new non-accrual loans, and holding a larger interest bearing cash position;
  The cost of interest bearing deposits for the third quarter was 1.50%, a decrease of 10 basis points from the second quarter of 2009;
  Mortgage banking revenue was $4.3 million on closed mortgage loan volume of $159 million;
  Gain on fair value of junior subordinated debentures of $1.0 million;
  Net loss on other real estate owned was $8.6 million;
  Tangible common equity ratio of 8.88% and tangible book value per common share of $8.76, up from 6.37% and $8.47, respectively, as of June 30, 2009, based on a successful underwritten public offering of common stock in August 2009; and
  Total risk based capital of 17.52%, up from 14.27% as of June 30, 2009.

“This past quarter was highlighted by the Company's $259 million capital raise, strong deposit growth of over $400 million and continued progress in resolving credit issues,” said Ray Davis, president and CEO of Umpqua Holdings Corporation. “As we wind down our exposure to residential development loans, management will remain as focused and aggressive on resolving troubled loans throughout other areas of our portfolio as they are identified. Until the national economy is on solid footing, we realize we will still have work to accomplish in leading Umpqua through the end of this recession. The management team here at

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua is confident that the company will emerge from this economy strong and ready to take advantage of future opportunities.”

Asset quality
Non-performing assets were $156.0 million, or 1.70% of total assets, as of September 30, 2009, compared to $150.0 million, or 1.73% of total assets as of June 30, 2009. Of this amount, $5.6 million represented loans past due greater than 90 days and still accruing interest, $123.7 million represented non-accrual loans, and $26.7 million was other real estate owned (OREO).

The Company has aggressively charged-down impaired assets to their disposition values, and are expected to be resolved at those levels, absent further declines in market prices. As of September 30, 2009, the non-performing assets of $156.0 million have been written down by 44%, or $121.4 million, from their original balance of $277.4 million.

The provision for loan losses for the third quarter of 2009 was $52.1 million. Total net charge-offs for the third quarter of 2009 were $47.3 million, which represented 3.07% of average loans on an annualized basis. The allowance for credit losses increased to 1.71% of total loans as of September 30, 2009, compared to 1.63% of total loans as of June 30, 2009 and 1.54% of total loans as of September 30, 2008.

Loans past due 30-89 days were $46.1 million, or 0.76% of total loans as of September 30, 2009. This amount declined 6% from June 30, 2009, and declined 36% from September 30, 2008.

Since 2007, the Company has been aggressively resolving problems arising from the current economic downturn. The following is a recap of the Company’s credit quality trends since the start of 2007:

Credit quality trends
(Dollars in thousands)
	Provision	Net	Allowance		Non-performing
	for	charge-offs	for credit loss	30-89 days	assets to
	loan loss	(recoveries)	to loans %	past due %	total assets %
Q1 2007	$83	$(90)	1.14%	0.17%	0.18%
Q2 2007	3,413	31	1.17%	0.56%	0.59%
Q3 2007	20,420	865	1.47%	0.99%	0.96%
Q4 2007	17,814	21,188	1.42%	0.64%	1.18%
Q1 2008	15,132	13,476	1.45%	1.13%	1.06%
Q2 2008	25,137	37,976	1.22%	0.31%	1.25%
Q3 2008	35,454	15,193	1.54%	1.16%	1.66%
Q4 2008	31,955	30,072	1.58%	0.96%	1.88%
Q1 2009	59,092	59,871	1.58%	1.47%	1.82%
Q2 2009	29,331	26,047	1.63%	0.80%	1.73%
Q3 2009	52,108	47,342	1.71%	0.76%	1.70%
Total	$289,939	$251,971

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Loan portfolio
Construction loan portfolio
Total construction loans as of September 30, 2009 decreased 6% from June 30, 2009, and decreased 24% from September 30, 2008. Within the construction loan portfolio, the residential development loan segment was $258.5 million, or 4% of the total loan portfolio. Of this amount, $50.8 million represented non-performing loans, and $207.7 million represented performing loans, which were 3% of the total loan portfolio. The residential development loan segment has decreased $197 million, or 43%, from September 30, 2008.

Approximately 36% of the remaining performing residential development portfolio was comprised of loans greater than $5 million, and 53% representing loans with balances less than $3 million.

The remaining $490 million in construction loans as of September 30, 2009 was primarily commercial construction projects. These commercial construction loans are uniquely different from the residential development loans. Total non-performing assets related to commercial construction loans were $17.4 million at September 30, 2009, with $9.4 million, or 1.9% of total commercial construction projects, past due 30-89 days as of September 30, 2009.

Commercial real estate loan portfolio
The total term commercial real estate loan portfolio was $3.4 billion as of September 30, 2009. Of this total, $2.4 billion are non-owner occupied, and $1.0 billion are owner occupied as of September 30, 2009. Of the total portfolio, $14.4 million, or 0.4%, are past due 30-89 days as of September 30, 2009, down from $25.7 million, or 0.8% as of June 30, 2009. As shown in table 7 on page 25 of this release, 7% of the total commercial real estate portfolio matures between October 2009 and December 2010, 8% of the portfolio matures in years 2011-2012, and 19% in years 2013-2014. The remaining 66% of the portfolio matures in or after the year 2015.

The portfolio was conservatively underwritten at origination to a minimum debt service coverage ratio of 1.20, and as a result in many cases the loan-to-value was substantially less than our in-house maximum of 75%. This underwriting serves to protect against the low capitalization rate environment of the past several years.

During the past 12 months, the Company has completed several rounds of stress testing on the commercial real estate portfolio, focusing on items such as capitalization rate, interest rate and vacancy factors. The results of the stress testing showed no significant issues, unlike our experience in the residential development construction portfolio. However, given the economic climate, we expect any potential issues that may arise in this portfolio will result from individual loans within distinct geographic areas and not represent a systemic weakness. We are well positioned to manage the exposure and work with our customers until the economic climate improves.

Restructured loans
Restructured loans were $182 million as of September 30, 2009. The Company will consider a loan for restructuring only if it is current on payments. The Company does not enter into restructurings on loans in non-performing status, and requires the customer to pledge additional collateral, maintain a minimum debt service coverage ratio of 1.0, and show substantial external sources of repayment prior to the Company agreeing to restructure.

Additional detail on credit quality, trends, the loan portfolio by segment and non-performing assets
Additional tables are included at the end of this earnings release covering the following aspects of the Company's loan portfolio: residential development loan trends by region, residential development loan stratification by size and by region, non-performing asset detail by type and by region, loans past due 30-89 days by type and by region, loans past due 30-89 days trends, commercial real estate loan portfolio by type

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

and by region, commercial real estate loan portfolio by type and by year of maturity, commercial real estate loan portfolio by type and by year of origination, commercial construction loan portfolio by type and by region, and commercial loan portfolio by type and by region.

Net interest margin
The Company reported a tax equivalent net interest margin of 4.05% for the third quarter of 2009, compared to 4.20% for the second quarter of 2009, and 4.12% for the third quarter of 2008. The decrease in net interest margin resulted primarily from holding higher levels of interest bearing cash, which bear lower interest rates, during the third quarter of 2009, along with interest reversals on new non-accrual loans. Interest reversals on new non-accrual loans during the third quarter of 2009 were $1.2 million, negatively impacting the net interest margin by 6 basis points. Excluding the reversals of interest, the net interest margin would have been 4.11% during the quarter. The cost of interest bearing deposits was 10 basis points lower than the second quarter of 2009.

Mortgage banking revenue
The Company generated $4.3 million in total mortgage banking revenue during the third quarter of 2009, on closed loan volume of $159 million, compared to revenue of $6.3 million for the second quarter of 2009, on closed loan volume of $234 million, and revenue of $1.0 million for the third quarter of 2008, on closed loan volume of $85 million.

Approximately 55% of the third quarter 2009 closed loan volume was from refinance activity, with 45% from new purchase activity. Our application pipeline at September 30, 2009 was $132 million, with 45% of that total for refinances and 55% for new purchases.

Fair value of junior subordinated debentures
The Company recognized a gain from the change in fair value of junior subordinated debentures of $1.0 million during the third quarter of 2009. The Company utilizes a pricing service along with internal models to determine the valuation of this liability. The majority of the gain relates to the $61.8 million of junior subordinated debentures issued in the third quarter of 2007, which carry interest rate spreads of 135 and 275 basis points over the 3 month LIBOR. As of September 30, 2009, the credit adjusted interest spread for potential new issuances was forecasted to be significantly higher. The difference between spreads creates the gain in fair value of the Company’s junior subordinated debentures which results from their carrying amount compared to the estimated amount that would be paid to transfer the liability in an orderly transaction among market participants. This fair value adjustment will reverse and be recognized as a reduction in non-interest income over the remaining period to maturity of the related instrument. As of September 30, 2009, the total par value of junior subordinated debentures carried at fair value was $134.0 million, and the fair value was $82.0 million.

Non-interest expense
Total non-interest expense for the third quarter of 2009 was $68.3 million, compared to $178.6 million for the second quarter of 2009. Included in non-interest expense are several categories which are outside of the control of the Company, including FDIC deposit insurance assessments, gain or loss on other real estate owned valuations, VISA litigation and infrequently occurring expenses such as merger costs and goodwill impairments. Excluding the non-controllable or infrequently occurring items, the remaining non-interest expense items totaled $56.4 million for the third quarter of 2009, down slightly from $56.7 million for the second quarter of 2009. This decrease related mainly to decreases in variable expense related to our mortgage operation (on decreased revenue).

Total FDIC deposit insurance assessments during the third quarter of 2009 were $3.3 million, a decrease of 50% from the second quarter of 2009, and an increase of 152% over the third quarter of 2008. The sequential quarter decrease resulted from an industry-wide special assessment in the second quarter of 2009 of $4.0 million. The increase over the prior year resulted from an overall industry-wide increase in assessments as the FDIC is replenishing the deposit insurance fund.

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Balance sheet
Total consolidated assets as of September 30, 2009 were $9.2 billion, compared to $8.7 billion on June 30, 2009 and $8.3 billion a year ago. Total gross loans and leases, and deposits, were $6.1 billion and $7.2 billion, respectively, as of September 30, 2009, compared to $6.2 and $6.5 billion, respectively, as of September 30, 2008.

Total loans decreased $23 million during the third quarter of 2009. Total gross loan fundings during the third quarter of 2009 were $410 million, which were offset by payments received on previously funded loans of $385 million, and gross charge-offs of $48 million, resulting in the overall decrease of $23 million in loans during the third quarter.

Total deposits increased $401 million during the third quarter of 2009. Deposits from public entities declined $134 million during the third quarter. Excluding this, deposits from consumers and businesses increased $535 million during the third quarter. Over 4,400 new non-interest bearing demand accounts were opened in the third quarter of 2009, and approximately 10,800 new deposit accounts opened in total. Average non-interest bearing demand deposits increased $21 million over the second quarter of 2009.

At September 30, 2009, the Company had $262 million of interest bearing cash earning 0.25%, the target Federal Funds Rate. This excess balance sheet liquidity has been increased as investment security alternatives in the current market are unattractive given the historically low interest rate environment. The Company plans to hold this extra interest bearing cash position until the investment alternatives in the market improve from a return/duration standpoint. Including secured off-balance sheet lines of credit, total available liquidity to the Company was $3 billion as of September 30, 2009, representing 33% of total assets and 41% of total deposits.

Capital
As of September 30, 2009, total shareholders’ equity was $1.6 billion, comprised of $204 million in preferred stock (par value of $214.2 million issued to the U.S. Treasury on November 14, 2008 and described below), and common equity available to common shareholders of $1.4 billion. Book value per common share was $16.16, tangible book value per common share was $8.76 and the ratio of tangible common equity to tangible assets was 8.88%.

In August 2009, the Company completed an underwritten public offering of common stock raising $258.7 million by issuing 26,538,461 shares of the Company’s common stock, including 3,461,538 shares pursuant to the underwriters’ over-allotment option, at a price of $9.75 per share. The net proceeds to the Company after deducting underwriting discounts and commissions and offering expenses were approximately $245.7 million. The net proceeds from the offering qualify as tangible common equity and Tier 1 capital and will be used for general corporate purposes, which may include capital to support growth and acquisition opportunities and to position the Company for eventual redemption of preferred stock issued to the U.S. Treasury under the Capital Purchase Program.

The Company’s estimated total risk-based capital ratio as of September 30, 2009 is 17.52%, and has increased from 11.30% as of September 30, 2008. Our total risk-based capital level is well in excess of the regulatory definition of “well capitalized” of 10.00%. This capital ratio as of September 30, 2009 is an estimate pending completion and filing of the Company’s regulatory reports.

Excluding the sale of preferred stock during the fourth quarter of 2008, the Company’s total risk-based capital ratio as of September 30, 2009 would have been 14.60%, an increase from the 11.30% as of September 30, 2008.

On November 14, 2008, in exchange for an aggregate purchase price of $214.2 million, Umpqua Holdings Corporation issued and sold to the United States Department of the Treasury (U.S. Treasury) pursuant to the

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

TARP Capital Purchase Program the following: (i) 214,181 shares of the Company's newly designated Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, with a liquidation preference of $1,000 per share ($214,181,000 liquidation preference in the aggregate) and (ii) a warrant to purchase up to 2,221,795 shares of the Company's common stock, no par value per share, at an exercise price of $14.46 per share, subject to certain anti-dilution and other adjustments. The warrant may be exercised for up to ten years after it was issued.

After completion of the underwritten public offering of common stock in August 2009, the number of shares of common stock underlying the warrant issued to the U.S. Treasury were reduced by 50%, and now total 1,110,898 at the same exercise price of $14.46 per share.

There were no repurchases of common stock during the first nine months of 2009. The total remaining available common shares authorized for repurchase is approximately 1.5 million as of September 30, 2009.

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that certain non-GAAP financial measures provide investors with information useful in understanding Umpqua’s financial performance, however, readers of this report are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Umpqua incurs significant expenses related to the completion and integration of mergers. Additionally, we may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. Accordingly, management believes that our operating results are best measured on a comparative basis excluding the impact of merger-related expenses, net of tax, and other charges related to business combinations such as goodwill impairment charges. We define operating earnings as earnings available to common shareholders before merger related expenses, net of tax, and goodwill impairment, and we calculate operating earnings per diluted share by dividing operating income by the same diluted share total used in determining diluted earnings per common share.

The following table provides the reconciliation of net (loss) earnings available to common shareholders (GAAP) to operating (loss) earnings (non-GAAP), and net (loss) earnings per diluted common share (GAAP) to operating (loss) earnings per diluted share (non-GAAP) for the periods presented:

				Sequential	Year over
		Quarter ended:		Quarter	Year
(Dollars in thousands, except per share data)	9/30/09	6/30/09	9/30/08	% Change	% Change
Net (loss) earnings available to common shareholders	$(10,376)	$(107,514)	$12,350	90%	(184)%
Add back: Merger expense, net of tax, and goodwill
impairment	--	111,996	--	nm	nm
Operating (loss) earnings	$(10,376)	$4,482	$12,350	(332)%	(184)%

Earnings (loss) per diluted share:
Net (loss) earnings available to common shareholders	$(0.14)	$(1.79)	$0.20	(92)%	(170)%
Operating (loss) earnings	$(0.14)	$0.07	$0.20	(300)%	(170)%

		Nine months ended:		Year over Year
		9/30/09	9/30/08	% Change
Net (loss) earnings available to common shareholders		$(136,338)	$47,065	(390)%
Add back: Merger expense, net of tax, and goodwill impairment		112,116	--	nm
Operating (loss) earnings		$(24,222)	$47,065	(151)%

Earnings (loss) per diluted share:
Net (loss) earnings available to common shareholders		$(2.10)	$0.78	(369)%
Operating (loss) earnings		$(0.37)	$0.78	(147)%

nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Management believes "tangible common equity" and the "tangible common equity ratio" are meaningful measures of capital adequacy. Tangible common equity is calculated as total shareholders' equity less preferred stock and less goodwill and other intangible assets, net (excluding MSRs). In addition, tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs). The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

Dollars in thousands, except per share data	9/30/09	6/30/09	9/30/08

Total shareholders' equity	$1,606,150	$1,356,423	$1,247,068
Subtract:
Preferred stock	203,779	203,231	--
Goodwill and other intangible assets, net	641,759	643,080	760,252
Tangible common shareholders' equity	$760,612	$510,112	$486,816

Total assets	$9,204,346	$8,656,677	$8,327,633
Subtract:
Goodwill and other intangible assets, net	641,759	643,080	760,252
Tangible assets	$8,562,587	$8,013,597	$7,567,381

Common shares outstanding at period end	86,780,559	60,237,042	60,124,192

Tangible common equity ratio	8.88%	6.37%	6.43%
Tangible book value per common share	$8.76	$8.47	$8.10

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 153 locations between Napa, Calif., and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Bank's Private Bank Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, October 15, 2009, at 10:00 a.m. PT (1:00 p.m. ET) during which the Company will discuss third quarter 2009 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 800-752-8363 a few minutes before 10:00 a.m. The conference ID is “33238668.” Information to be discussed in the teleconference will be available on the Company’s Website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately two hours after the conference call by dialing 800-642-1687 with the conference ID noted above, or by visiting the Company’s Website.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about limitations on exposure in our commercial real estate loan portfolio, our ability to effectively manage that exposure and resolution of non-accrual loans. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, unanticipated deterioration in the commercial real estate loan portfolio, and loss of, or inability to recruit, personnel to manage problem credits.

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

		Quarter Ended:
				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	% Change	% Change
Interest income
Loans and leases	$89,474	$88,940	$98,180	1%	(9)%
Interest and dividends on investments:
Taxable	15,365	13,889	9,725	11%	58%
Exempt from federal income tax	2,020	1,935	1,644	4%	23%
Dividends	22	--	104	nm	(79)%
Temporary investments & interest bearing cash	207	19	69	989%	200%
Total interest income	107,088	104,783	109,722	2%	(2)%

Interest expense
Deposits	22,132	21,957	30,025	1%	(26)%
Repurchase agreements and
fed funds purchased	163	180	714	(9)%	(77)%
Junior subordinated debentures	2,114	2,395	3,211	(12)%	(34)%
Term debt	917	1,262	2,064	(27)%	(56)%
Total interest expense	25,326	25,794	36,014	(2)%	(30)%
Net interest income	81,762	78,989	73,708	4%	11%
Provision for loan and lease losses	52,108	29,331	35,454	78%	47%
Non-interest income
Service charges	8,542	8,322	8,911	3%	(4)%
Brokerage fees	1,993	1,745	2,319	14%	(14)%
Mortgage banking revenue, net	4,288	6,259	1,027	(31)%	318%
Net (loss) gain on investment securities	158	(1,270)	(2,477)	(112)%	(106)%
Gain on junior subordinated debentures
carried at fair value	982	8,611	25,311	(89)%	(96)%
Other income	1,962	3,383	1,573	(42)%	25%
Total non-interest income	17,925	27,050	36,664	(34)%	(51)%

Non-interest expense
Salaries and benefits	31,583	32,041	29,131	(1)%	8%
Occupancy and equipment	9,937	9,708	9,340	2%	6%
Intangible amortization	1,319	1,362	1,437	(3)%	(8)%
FDIC assessments	3,321	6,699	1,318	(50)%	152%
Net loss on other real estate owned	8,641	3,170	2,193	173%	294%
VISA litigation	--	--	2,085	nm	(100)%
Goodwill impairment	--	111,952	--	(100)%	nm
Merger related expenses	--	73	--	(100)%	nm
Other	13,548	13,598	12,986	0%	4%
Total non-interest expense	68,349	178,603	58,490	(62)%	17%
Income (loss) before provision for income taxes	(20,770)	(101,895)	16,428	(80)%	(226)%
Provision (benefit) for income tax	(13,626)	2,396	4,041	(669)%	(437)%
Net income (loss)	(7,144)	(104,291)	12,387	(93)%	(158)%

Dividends and undistributed earnings
allocated to participating equity securities	7	7	37	0%	(81)%
Preferred stock dividend - undeclared	3,225	3,216	--	0%	nm
Net earnings (loss) available to common shareholders	$(10,376)	$(107,514)	$12,350	(90)%	(184)%

Weighted average shares outstanding	74,084,640	60,221,023	60,096,637	23%	23%
Weighted average diluted shares outstanding	74,084,640	60,221,023	60,429,085	23%	23%
Earnings (loss) per common share – Basic	$(0.14)	$(1.79)	$0.21	(92)%	(167)%
Earnings (loss) per common share – Diluted	$(0.14)	$(1.79)	$0.20	(92)%	(170)%
nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Nine Months Ended:
Dollars in thousands, except per share data	Sep 30, 2009	Sep 30, 2008	% Change
Interest income
Loans and leases	$266,587	$300,295	(11)%
Interest and dividends on investments:
Taxable	43,625	29,936	46%
Exempt from federal income tax	5,755	5,000	15%
Dividends	22	298	(93)%
Temporary investments & interest bearing cash	258	359	(28)%
Total interest income	316,247	335,888	(6)%
Interest expense
Deposits	68,552	101,118	(32)%
Repurchase agreements and
fed funds purchased	527	1,958	(73)%
Junior subordinated debentures	7,069	10,349	(32)%
Other borrowings	3,935	5,200	(24)%
Total interest expense	80,083	118,625	(32)%
Net interest income	236,164	217,263	9%
Provision for loan and lease losses	140,531	75,723	86%
Non-interest income
Service charges	24,565	26,107	(6)%
Brokerage fees	5,117	6,564	(22)%
Mortgage banking revenue, net	14,617	2,844	414%
Net gain (loss) on investment securities	(1,077)	1,422	(176)%
Gain on junior subordinated debentures
carried at fair value	10,173	30,152	(66)%
Proceeds from Visa
mandatory partial redemption	--	12,633	(100)%
Other income	7,097	6,515	9%
Total non-interest income	60,492	86,237	(30)%
Non-interest expense
Salaries and benefits	94,697	85,043	11%
Occupancy and equipment	29,266	27,605	6%
Intangible amortization	4,043	4,419	(9)%
FDIC assessments	12,645	3,814	232%
Net loss on other real estate owned	14,110	5,655	150%
Visa litigation	--	(3,098)	(100)%
Goodwill impairment	111,952	--	nm
Merger related expenses	273	--	nm
Other	39,917	36,828	8%
Total non-interest expense	306,903	160,266	91%
Income (loss) before provision for income taxes	(150,778)	67,511	(323)%
Provision (benefit) for income tax	(24,094)	20,297	(219)%
Net income (loss)	(126,684)	47,214	(368)%

Dividends and undistributed earnings
allocated to participating equity securities	22	149	(85)%
Preferred stock dividend - undeclared	9,632	--	nm
Net earnings (loss) available to common shareholders	$(136,338)	$47,065	(390)%

Weighted average shares outstanding	64,878,125	60,066,908	8%
Weighted average diluted shares outstanding	64,878,125	60,400,299	7%

Earnings (loss) per share – Basic	$(2.10)	$0.78	(369)%
Earnings (loss) per share – Diluted	$(2.10)	$0.78	(369)%
nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	% Change	% Change
Assets:
Cash and due from banks, non-interest bearing	$108,768	$115,476	$161,282	(6)%	(33)%
Cash and due from banks, interest bearing	261,642	15,878	--	nm	nm
Temporary investments	575	962	5,556	(40)%	(90)%
Investment securities:
Trading	1,912	2,247	1,531	(15)%	25%
Available for sale	1,848,482	1,465,342	963,714	26%	92%
Held to maturity	6,211	6,344	16,609	(2)%	(63)%
Loans held for sale	23,614	52,863	14,061	(55)%	68%
Loans and leases	6,071,042	6,093,957	6,161,541	0%	(1)%
Less: Allowance for loan and lease losses	(103,136)	(98,370)	(93,982)	5%	10%
Loans and leases, net	5,967,906	5,995,587	6,067,559	0%	(2)%
Restricted equity securities	15,211	16,491	19,573	(8)%	(22)%
Premises and equipment, net	101,883	103,553	105,341	(2)%	(3)%
Mortgage servicing rights, at fair value	11,552	10,631	10,738	9%	8%
Goodwill and other intangibles, net	641,759	643,080	760,252	0%	(16)%
Other real estate owned	26,705	36,030	19,753	(26)%	35%
Other assets	188,126	192,193	181,664	(2)%	4%

Total assets	$9,204,346	$8,656,677	$8,327,633	6%	11%

Liabilities:
Deposits	$7,215,821	$6,814,705	$6,493,671	6%	11%
Securities sold under agreements
to repurchase	50,031	56,358	52,174	(11)%	(4)%
Fed funds purchased	--	66,000	40,000	(100)%	(100)%
Term debt	76,329	106,396	206,694	(28)%	(63)%
Junior subordinated debentures, at fair value	81,992	83,036	101,247	(1)%	(19)%
Junior subordinated debentures, at amortized cost	103,269	103,349	103,879	0%	(1)%
Other liabilities	70,754	70,410	82,900	0%	(15)%
Total liabilities	7,598,196	7,300,254	7,080,565	4%	7%

Shareholders' equity:
Preferred stock	203,779	203,231	--	0%	nm
Common stock	1,252,786	1,006,660	992,402	24%	26%
Retained earnings	118,204	132,923	264,379	(11)%	(55)%
Accumulated other comprehensive income (loss)	31,381	13,609	(9,713)	131%	(423)%
Total shareholders' equity	1,606,150	1,356,423	1,247,068	18%	29%

Total liabilities and shareholders' equity	$9,204,346	$8,656,677	$8,327,633	6%	11%

Common shares outstanding at period end	86,780,559	60,237,042	60,124,192	44%	44%
Book value per common share	$16.16	$19.14	$20.74	(16)%	(22)%
Tangible book value per common share	$8.76	$8.47	$8.10	3%	8%
Tangible equity - common	$760,612	$510,112	$486,816	49%	56%
Tangible common equity to tangible assets	8.88%	6.37%	6.43%
nm = not meaningful

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)

							Sequential	Year over
Dollars in thousands	Sep 30, 2009		Jun 30, 2009		Sep 30, 2008		Quarter	Year
Loans and leases by class:	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Commercial real estate	$3,438,923	57%	$3,373,624	55%	$3,234,180	52%	2%	6%
Residential real estate	441,613	7%	429,775	7%	421,062	7%	3%	5%
Construction	748,337	12%	797,352	13%	988,452	16%	(6)%	(24)%
Total real estate	4,628,873	76%	4,600,751	75%	4,643,694	75%	1%	0%
Commercial	1,381,549	22%	1,429,856	23%	1,446,024	23%	(3)%	(4)%
Leases	36,720	1%	37,806	1%	40,927	1%	(3)%	(10)%
Installment and other	34,833	1%	36,314	1%	42,757	1%	(4)%	(19)%
Deferred loan fees, net	(10,933)	0%	(10,770)	0%	(11,861)	0%	2%	(8)%
Total loans and leases	$6,071,042	100%	$6,093,957	100%	$6,161,541	100%	0%	(1)%

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

							Sequential	Year over
Dollars in thousands	Sep 30, 2009		Jun 30, 2009		Sep 30, 2008		Quarter	Year
	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change
Demand, non interest-bearing	$1,337,280	19%	$1,316,648	19%	$1,263,520	19%	2%	6%
Demand, interest-bearing	3,185,128	44%	2,875,843	43%	2,872,953	44%	11%	11%
Savings	294,482	4%	293,972	4%	305,352	5%	0%	(4)%
Time	2,398,931	33%	2,328,242	34%	2,051,846	32%	3%	17%
Total Deposits	$7,215,821	100%	$6,814,705	100%	$6,493,671	100%	6%	11%

Total Core deposits-ending (1)	$5,834,655	81%	$5,465,814	80%	$5,375,170	83%	7%	9%
Total Core deposits-quarterly
average (1)	$5,734,243		$5,474,859		$5,305,817		5%	8%

Number of open accounts:
Demand, non interest-bearing	156,659		152,251		147,231		3%	6%
Demand, interest-bearing	63,483		61,199		60,678		4%	5%
Savings	74,421		72,381		70,272		3%	6%
Time	35,495		33,475		33,085		6%	7%
Total	330,058		319,306		311,266		3%	6%

Average balance per account:
Demand, non interest-bearing	$8.5		$8.6		$8.6
Demand, interest-bearing	50.2		47.0		47.3
Savings	4.0		4.1		4.3
Time	67.6		69.6		62.0
Total	21.9		21.3		20.9
(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Credit Quality
(Unaudited)

				Sequential Year over
		Quarter Ended		Quarter	Year
Dollars in thousands	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	% Change	% Change
Allowance for credit losses:
Balance beginning of period	$98,370	$95,086	$73,721
Provision for loan and lease losses	52,108	29,331	35,454	78%	47%

Charge-offs	(48,443)	(26,508)	(17,108)	83%	183%
Less: Recoveries	1,101	461	1,915	139%	(43)%
Net charge-offs	(47,342)	(26,047)	(15,193)	82%	212%

Total Allowance for loan and lease losses	103,136	98,370	93,982	5%	10%
Reserve for unfunded commitments	841	860	1,059
Total Allowance for credit losses	$103,977	$99,230	$95,041	5%	9%

Net charge-offs to average
loans and leases (annualized)	3.07%	1.71%	0.98%
Recoveries to gross charge-offs	2.27%	1.74%	11.19%
Allowance for credit losses to
loans and leases	1.71%	1.63%	1.54%

Nonperforming assets:
Loans on non-accrual status	$123,714	$104,726	$111,895	18%	11%
Loans past due 90+ days & accruing interest	5,614	9,207	6,406	(39)%	(12)%
Total nonperforming loans	129,328	113,933	118,301	14%	9%
Other real estate owned	26,705	36,030	19,753	(26)%	35%
Total nonperforming assets	$156,033	$149,963	$138,054	4%	13%

Nonperforming loans to total loans and leases	2.13%	1.87%	1.92%
Nonperforming assets to total assets	1.70%	1.73%	1.66%
Past due 30-89 days	$46,069	$48,755	$71,684	(6)%	(36)%
Past due 30-89 days to total loans and leases	0.76%	0.80%	1.16%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Credit Quality (continued)
(Unaudited)

	Nine Months Ended:
Dollars in thousands	Sep 30, 2009	Sep 30, 2008	% Change
Allowance for credit losses
Balance beginning of period	$95,865	$84,904
Provision for loan and lease losses	140,531	75,723	86%

Charge-offs	(135,365)	(69,830)	94%
Less: Recoveries	2,105	3,185	(34)%
Net charge-offs	(133,260)	(66,645)	100%

Total Allowance for loan and lease losses	103,136	93,982	10%

Reserve for unfunded commitments	841	1,059
Total Allowance for credit losses	$103,977	$95,041	9%

Net charge-offs to average
loans and leases (annualized)	2.91%	1.46%
Recoveries to gross charge-offs	1.56%	4.56%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

				Sequential	Year over
	Quarter Ended:			Quarter	Year
	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	Change	Change
Net Interest Spread:
Yield on loans and leases	5.77%	5.81%	6.33%	(0.04)	(0.56)
Yield on taxable investments	4.22%	4.45%	4.67%	(0.23)	(0.45)
Yield on tax-exempt investments (1)	5.86%	5.75%	5.73%	0.11	0.13
Yield on temporary investments & interest bearing cash	0.28%	0.18%	2.08%	0.10	(1.80)
Total yield on earning assets (1)	5.29%	5.56%	6.11%	(0.27)	(0.82)

Cost of interest bearing deposits	1.50%	1.60%	2.32%	(0.10)	(0.82)
Cost of securities sold under agreements
to repurchase and fed funds purchased	1.08%	1.06%	2.22%	0.02	(1.14)
Cost of term debt	3.68%	3.63%	3.60%	0.05	0.08
Cost of junior subordinated debentures	4.50%	4.93%	5.54%	(0.43)	(1.04)
Total cost of interest bearing liabilities	1.62%	1.75%	2.50%	(0.13)	(0.88)

Net interest spread (1)	3.67%	3.81%	3.61%	(0.14)	0.06
Net interest margin – Consolidated (1)	4.05%	4.20%	4.12%	(0.15)	(0.07)

Net interest margin – Bank (1)	4.15%	4.33%	4.29%	(0.18)	(0.14)

As reported (GAAP):
Return on average assets	(0.45)%	(4.93)%	0.59%	4.48	(1.04)
Return on average tangible assets	(0.49)%	(5.40)%	0.65%	4.91	(1.14)
Return on average common equity	(3.19)%	(33.95)%	3.94%	30.76	(7.13)
Return on average tangible common equity	(6.35)%	(83.57)%	10.08%	77.22	(16.43)
Efficiency ratio – Consolidated	67.91%	166.97%	52.64%	(99.06)	15.27
Efficiency ratio – Bank	65.21%	179.36%	64.67%	(114.15)	0.54

Excluding merger expense & goodwill impairment:
Return on average assets	(0.45)%	0.21%	0.59%	(0.66)	(1.04)
Return on average tangible assets	(0.49)%	0.22%	0.65%	(0.71)	(1.14)
Return on average common equity	(3.19)%	1.41%	3.94%	(4.60)	(7.13)
Return on average tangible common equity	(6.35)%	3.48%	10.08%	(9.83)	(16.43)
Efficiency ratio – Consolidated	67.91%	62.24%	52.64%	5.67	15.27
Efficiency ratio – Bank	65.21%	64.63%	64.67%	0.58	0.54

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Nine Months Ended:
	Sep 30, 2009	Sep 30, 2008	Change
Net Interest Spread:
Yield on loans and leases	5.79%	6.55%	(0.76)
Yield on taxable investments	4.48%	4.63%	(0.15)
Yield on tax-exempt investments (1)	5.80%	5.63%	0.17
Yield on temporary investments & interest bearing cash	0.27%	2.55%	(2.28)
Total yield on earning assets (1)	5.48%	6.29%	(0.81)

Cost of interest bearing deposits	1.63%	2.60%	(0.97)
Cost of securities sold under agreements
to repurchase and fed funds purchased	1.13%	2.44%	(1.31)
Cost of term debt	3.56%	3.65%	(0.09)
Cost of junior subordinated debentures	4.91%	5.92%	(1.01)
Total cost of interest bearing liabilities	1.78%	2.77%	(0.99)

Net interest spread (1)	3.70%	3.52%	0.18
Net interest margin – Consolidated (1)	4.11%	4.08%	0.03

Net interest margin – Bank (1)	4.22%	4.27%	(0.05)

As reported (GAAP):
Return on average assets	(2.06)%	0.76%	(2.82)
Return on average tangible assets	(2.24)%	0.83%	(3.07)
Return on average equity	(14.20)%	5.02%	(19.22)
Return on average tangible equity	(32.21)%	12.84%	(45.05)
Efficiency ratio – Consolidated	102.51%	52.42%	50.09
Efficiency ratio – Bank	102.79%	54.93%	47.86

Excluding merger expense & goodwill impairment:
Return on average assets	(0.37)%	0.76%	(1.13)
Return on average tangible assets	(0.40)%	0.83%	(1.23)
Return on average equity	(2.52)%	5.02%	(7.54)
Return on average tangible equity	(5.72)%	12.84%	(18.56)
Efficiency ratio – Consolidated	65.02%	52.42%	12.60
Efficiency ratio – Bank	64.06%	54.93%	9.13

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Average Balances
(Unaudited)

				Sequential	Year over
	Quarter Ended:			Quarter	Year
Dollars in thousands	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	% Change	% Change

Temporary investments & interest bearing cash	$291,214	$41,449	$13,182	603%	2109%
Investment securities, taxable	1,458,333	1,249,218	841,810	17%	73%
Investment securities, tax-exempt	203,676	198,999	167,132	2%	22%
Loans held for sale	39,915	41,273	13,966	(3)%	186%
Loans and leases	6,111,146	6,095,815	6,159,644	0%	(1)%
Total earning assets	8,104,284	7,626,754	7,195,734	6%	13%
Goodwill & other intangible assets, net	642,315	754,417	760,911	(15)%	(16)%
Total assets	9,100,407	8,745,547	8,333,242	4%	9%

Non interest bearing demand deposits	1,325,328	1,303,909	1,267,356	2%	5%
Interest bearing deposits	5,866,098	5,499,990	5,154,922	7%	14%
Total deposits	7,191,426	6,803,899	6,422,278	6%	12%
Interest bearing liabilities	6,211,237	5,902,284	5,741,816	5%	8%

Shareholders’ equity - common	1,291,218	1,270,439	1,248,357	2%	3%
Tangible common equity	648,903	516,022	487,446	26%	33%

Umpqua Holdings Corporation
Average Balances
(Unaudited)

	Nine Months Ended:
Dollars in thousands	Sep 30, 2009	Sep 30, 2008	% Change

Temporary investments & interest bearing cash	$129,118	$18,781	587%
Investment securities, taxable	1,299,791	870,311	49%
Investment securities, tax-exempt	195,492	171,335	14%
Loans held for sale	41,789	18,827	122%
Loans and leases	6,114,133	6,105,082	0%
Total earning assets	7,780,323	7,184,336	8%
Goodwill & other intangible assets, net	717,509	762,427	(6)%
Total assets	8,854,682	8,314,019	7%

Non interest bearing demand deposits	1,294,005	1,255,403	3%
Interest bearing deposits	5,607,089	5,193,790	8%
Total deposits	6,901,094	6,449,193	7%
Interest bearing liabilities	6,009,594	5,724,528	5%

Shareholders’ equity - common	1,283,476	1,252,099	3%
Tangible common equity	565,967	489,672	16%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Umpqua Holdings Corporation
Mortgage Banking Activity
(unaudited)

				Sequential	Year over
		Quarter Ended:		Quarter	Year
Dollars in thousands	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	% Change	% Change

Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$1,205,528	$1,122,891	$939,876	7%	28%
MSR Asset, at fair value	$11,552	$10,631	$10,738	9%	8%

MSR as % of serviced portfolio	0.96%	0.95%	1.14%

Mortgage Banking Revenue:
Origination and sale	$4,294	$5,889	$1,817	(27)%	136%
Servicing	796	738	636	8%	25%
Change in fair value of MSR asset	(802)	(368)	(1,426)	118%	(44)%
Total Mortgage Banking Revenue	$4,288	$6,259	$1,027	(31)%	318%

Closed loan volume	$158,957	$234,023	$84,554	(32)%	88%

	Nine Months Ended:
Dollars in thousands	Sep 30, 2009	Sep 30, 2008	% Change

Mortgage Banking Revenue:
Origination and sale	$15,040	$4,953	204%
Servicing	2,188	1,839	19%
Change in fair value of MSR asset	(2,611)	(1,550)	68%
Change in fair value of MSR hedge	--	(2,398)	(100)%
Total Mortgage Banking Revenue	$14,617	$2,844	414%

Closed loan volume	$584,693	$257,897	127%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

Additional detail on credit quality, trends, the loan portfolio by segment and non-performing assets
The following tables present additional detail covering the following aspects of the Company's loan portfolio:

  Table 1 - Residential development loan trends by region
  Table 2 - Residential development loan stratification by size and by region
  Table 3 - Non-performing asset detail by type and by region
  Table 4 - Loans past due 30-89 days by type and by region
  Table 5 - Loans past due 30-89 days trends
  Table 6 - Commercial real estate loan portfolio by type and by region
  Table 7 - Commercial real estate loan portfolio by type and by year of maturity
  Table 8 - Commercial real estate loan portfolio by type and by year of origination
  Table 9 - Commercial construction loan portfolio by type and by region
  Table 10 - Commercial loan portfolio by type and by region

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

The following is a geographic distribution of the residential development portfolio as of September 30, 2009, June 30, 2009 and September 30, 2008:

Table 1- Residential development loan trends by region
(Dollars in thousands)					Non-	Accrual
				% change	performing	status
	Balance	Balance	Balance	from	loans	loans
	9/30/08	6/30/09	9/30/09	9/30/08	9/30/09	9/30/09
Northwest Oregon	$152,686	$120,076	$93,745	(39)%	$6,815	$86,930
Central Oregon	37,213	15,493	13,753	(63)%	4,860	8,893
Southern Oregon	38,048	26,561	21,852	(43)%	3,951	17,901
Washington	34,327	24,744	17,690	(48)%	4,720	12,970
Greater Sacramento	126,629	84,522	80,107	(37)%	21,821	58,286
Northern California	66,414	29,894	31,336	(53)%	8,648	22,688
Total	$455,317	$301,290	$258,483	(43)%	$50,815	$207,668
% of total loan portfolio	7%	5%	4%			3%

Quarter change $	$(46,348)	$(27,383)	$(42,807)
Quarter change %	(9)%	(8)%	(14)%

The following is a stratification by size and region of the remaining residential development loans still on accrual status (excludes non-performing loans) as of September 30, 2009:

Table 2 - Residential development loan stratification by size and by region
(Dollars in thousands)
		$250k	$1 million	$3 million	$5 million
	$250k	to	to	to	to	$10 million
	and less	$1 million	$3 million	$5 million	$10 million	and greater	Total
Northwest Oregon	$4,607	$9,531	$21,289	$19,562	$31,941	$--	$86,930
Central Oregon	1,550	3,627	3,716	--	--	--	8,893
Southern Oregon	2,105	7,573	8,223	--	--	--	17,901
Washington	--	748	3,770	3,101	5,351	--	12,970
Greater Sacramento	4,456	8,215	8,793	--	16,572	20,250	58,286
Northern California	2,199	5,393	15,096	--	--	--	22,688
Total	$14,917	$35,087	$60,887	$22,663	$53,864	$20,250	$207,668
% of Total	7%	17%	29%	11%	26%	10%	100%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

The following is a distribution of non-performing assets by type and by region as of September 30, 2009:

Table 3 - Non-performing asset detail by type and by region
(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total
Loans 90 days past due:
Residential development	$--	$--	$--	$--	$--	$--	$--
Commercial construction	--	--	--	--	--	--	--
Commercial real estate	--	--	362	--	--	13	375
Commercial	--	--	--	--	--	239	240
Other	4,963	--	--	--	36	--	4,999
Total 90 days past due	$4,963	$--	$362	$466	$37	$252	$5,614

Non-accrual loans:
Residential development	$6,815	$4,860	$3,951	$4,720	$21,821	$8,648	$50,815
Commercial construction	--	648	--	582	10,947	4,059	16,236
Commercial real estate	1,250	3,398	3,637	--	14,753	12,660	35,698
Commercial	54	4,364	287	12,646	120	3,494	20,965
Other	--	--	--	--	--	--	--
Total non-accrual loans	$8,119	$13,270	$7,875	$17,948	$47,641	$28,861	$123,714

Total non-performing loans	$13,082	$13,270	$8,237	$17,948	$47,678	$29,113	$129,328

Other real estate owned:
Residential development	$1,085	$8,122	$1,635	$1,765	$6,455	$395	$19,457
Commercial construction	414	--	324	--	423	--	1,161
Commercial real estate	1,810	--	914	551	--	452	3,727
Commercial	940	293	--	--	--	196	1,429
Other	931	--	--	--	--	--	931
Total OREO	$5,180	$8,415	$2,873	$2,316	$6,878	$-1,043	$26,705

Total non-performing assets	$18,262	$21,685	$11,110	$20,264	$54,556	$30,156	$156,033
% of total	12%	14%	7%	13%	35%	19%	100%

The Company has aggressively charged-down impaired assets to their disposition values. As of September 30, 2009, the non-performing assets of $156.0 million have been written down by 44%, or $121.4 million, from their original balance of $277.4 million.

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

The following is a distribution of loans past due 30-89 days by loan type by region as of September 30, 2009:

Table 4 - Loans past due 30-89 days by type and by region

(Dollars in thousands)

	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total
Loans 30-89 days past due:
Residential development	$90	$1,035	$2,502	$1,607	$1,146	$2,386	$8,766
Commercial construction	--	--	566	683	7,867	245	9,361
Commercial real estate	797	2,500	1,666	2,714	2,608	4,120	14,405
Commercial	1,626	213	297	--	4,379	3,779	10,294
Other	2,528	--	--	--	715	--	3,243
Total 30-89 days past due	$5,041	$3,748	$5,031	$5,004	$16,715	$10,530	$46,069

Table 5 - Loans past due 30-89 days trends
(Dollars in thousands)				Sequential	Year
				Quarter	Over Year
	9/30/09	6/30/09	9/30/08	% Change	% Change
Loans 30-89 days past due:
Residential development	$8,766	$11,096	$33,445	(21)%	(74)%
Commercial construction	9,361	--	14,880	100%	(37)%
Commercial real estate	14,405	25,712	12,449	(44)%	16%
Commercial	10,294	8,594	8,800	20%	17%
Other	3,243	3,353	2,110	(3)%	54%
Total 30-89 days past due	$46,069	$48,755	$71,684	(6)%	(36)%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

The following is a distribution of the term commercial real estate portfolio by type and by region as of September 30, 2009:

Table 6 - Commercial real estate loan portfolio - by type and by region
(Dollars in thousands)

	Northwest	Central	Southern		Greater	Northern		% of total

	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total	Portfolio
Non-owner occupied:
Commercial building	$108,248	$4,450	$38,371	$14,073	$103,537	$106,084	$374,763	11%
Medical office	70,576	1,109	15,812	4,210	16,614	12,231	120,552	4%
Professional office	173,952	11,560	54,902	25,825	110,504	70,676	447,419	13%
Storage	24,679	353	18,808	--	17,454	40,433	101,727	3%
Multi-family 5+	61,378	249	10,323	1,433	5,528	19,324	98,235	3%
Resort	2,070	--	5,117	--	--	--	7,187	0%
Retail	228,627	3,565	33,408	11,598	171,870	79,530	528,598	15%
Residential	32,979	353	14,601	6,334	10,725	18,897	83,889	2%
Farm land/agriculture	5,318	226	650	--	205	35,966	42,365	1%
Apartments	59,304	--	9,990	--	2,682	23,111	95,087	3%
Assisted living	91,955	--	66,089	--	2,948	8,843	169,835	5%
Hotel/motel	51,415	--	1,049	11,220	18,147	20,241	102,072	3%
Industrial	30,019	3,612	7,859	--	35,140	23,804	100,434	3%
RV park	27,871	675	13,199	--	829	5,893	48,467	1%
Warehouse	11,999	--	239	--	1,209	1,742	15,189	0%
Other	41,642	1,060	3,721	3,568	578	3,875	54,444	2%
Total non-owner occupied	$1,022,032	$27,212	$294,138	$78,261	$497,970	$470,650	$2,390,263	70%

Owner occupied:
Commercial building	$152,844	$2,654	$31,377	$9,804	$61,675	$104,828	$363,182	11%
Medical office	18,269	3,341	17,690	2,234	1,673	26,870	70,077	2%
Professional office	51,140	1,830	12,615	3,346	21,686	16,385	107,002	3%
Storage	14,830	150	--	667	--	5,170	20,817	1%
Multi-family 5+	879	--	62	--	161	586	1,688	0%
Resort	5,767	139	--	--	3,149	1,075	10,130	0%
Retail	60,699	2,956	12,675	4,077	31,730	57,634	169,771	5%
Residential	6,491	--	2,822	--	1,408	2,753	13,474	0%
Farm land/agriculture	9,121	--	830	--	--	35,934	45,885	1%
Apartments	204	--	748	--	54	--	1,006	0%
Assisted living	27,834	--	149	--	7,003	15,894	50,880	1%
Hotel/motel	12,308	--	193	716	--	14,825	28,042	1%
Industrial	53,077	1,417	14,104	1,565	9,282	35,736	115,181	3%
RV park	34	--	2,557	--	163	1,264	4,018	0%
Warehouse	11,006	--	413	--	1,152	2,686	15,257	0%
Other	28,802	1,513	--	--	287	1,648	32,250	1%
Total owner occupied	$453,305	$14,000	$96,235	$22,409	$139,423	$323,288	$1,048,660	30%

Total commercial real estate	$1,475,337	$41,212	$390,373	$100,670	$636,393	$793,938	$3,438,923	100%
% of total	43%	1%	11%	3%	19%	23%	100%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

The following is a distribution of the term commercial real estate portfolio by type and by year of maturity as of September 30, 2009:

Table 7 - Commercial real estate loan portfolio - by type and by year of maturity
(Dollars in thousands)

			2011-	2013-	2015-	2020 &

	2009	2010	2012	2014	2019	Later	Total
Non-owner occupied:
Commercial building	$8,264	$10,378	$46,322	$68,886	$221,089	$19,824	$374,763
Medical office	--	1,313	2,583	30,259	75,258	11,139	120,552
Professional office	15,799	20,347	20,125	114,850	263,221	13,077	447,419
Storage	4,371	1,334	3,251	20,515	68,240	4,016	101,727
Multi-family 5+	2,737	1,387	5,167	17,775	66,320	4,849	98,235
Resort	--	--	--	828	1,936	4,423	7,187
Retail	3,619	27,543	44,819	118,155	324,649	9,813	528,598
Residential	5,270	21,950	14,813	9,263	26,569	6,024	83,889
Farm land/agriculture	--	9,374	1,067	5,020	22,575	4,329	42,365
Apartments	--	6,508	4,347	9,022	68,843	6,367	95,087
Assisted living	3,849	21,810	31,055	13,208	97,613	2,300	169,835
Hotel/motel	--	4,865	22,022	24,474	45,724	4,987	102,072
Industrial	2,324	547	9,724	17,632	61,418	8,789	100,434
RV park	1,172	546	2,186	12,024	30,485	2,054	48,467
Warehouse	--	427	831	7,935	4,893	1,103	15,189
Other	11,054	6,429	9,247	11,856	12,341	3,517	54,444
Total non-owner occupied	$58,459	$134,758	$217,559	$481,702	$1,391,174	$106,611	$2,390,263

Owner occupied:
Commercial building	$11,861	$7,588	$23,959	$33,798	$238,335	$47,641	$363,182
Medical office	--	661	1,274	9,764	40,107	18,271	70,077
Professional office	2,282	732	4,254	25,761	67,697	6,276	107,002
Storage	247	518	150	2,640	16,709	553	20,817
Multi-family 5+	--	25	--	1,481	182	--	1,688
Resort	--	--	--	4,089	6,041	--	10,130
Retail	793	1,398	9,623	34,351	110,783	12,823	169,771
Residential	--	1,835	2,002	2,706	5,311	1,620	13,474
Farm land/agriculture	--	1,082	3,045	8,299	29,198	4,261	45,885
Apartments	--	--	--	54	952	--	1,006
Assisted living	--	176	--	12,818	35,654	2,232	50,880
Hotel/motel	5,236	--	333	10,327	11,449	697	28,042
Industrial	487	5,448	10,929	15,795	65,463	17,059	115,181
RV park	34	170	72	1,291	2,288	163	4,018
Warehouse	--	1,159	1,853	6,336	5,803	106	15,257
Other	245	1,530	870	33	4,050	25,522	32,250
Total owner occupied	$21,185	$22,322	$58,364	$169,543	$640,022	$137,224	$1,048,660

Total commercial real estate	$79,644	$157,080	$275,923	$651,245	$2,031,196	$243,835	$3,438,923
% of total	2%	5%	8%	19%	59%	7%	100%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

The following is a distribution of the term commercial real estate portfolio by type and by year of origination as of September 30, 2009:

Table 8 - Commercial real estate loan portfolio - by type and by year of origination
(Dollars in thousands)

	Prior to	2000-	2005-	2007-

	2000	2004	2006	2008	2009	Total
Non-owner occupied:
Commercial building	$14,787	$92,069	$64,150	$149,929	$53,828	$374,763
Medical office	642	48,809	16,613	42,415	12,073	120,552
Professional office	13,993	177,603	147,907	84,285	23,631	447,419
Storage	1,981	49,849	27,162	22,380	355	101,727
Multi-family 5+	3,771	26,377	19,322	43,833	4,932	98,235
Resort	740	5,753	--	694	--	7,187
Retail	11,058	186,608	168,414	148,327	14,191	528,598
Residential	1,347	12,933	30,077	27,086	12,446	83,889
Farm land/agriculture	890	9,534	11,942	13,208	6,791	42,365
Apartments	866	26,077	23,453	22,034	22,657	95,087
Assisted living	6,918	54,927	80,810	16,350	10,830	169,835
Hotel/motel	12,694	45,232	20,203	23,103	840	102,072
Industrial	3,382	43,482	38,193	14,887	490	100,434
RV park	3,182	17,697	16,108	11,115	365	48,467
Warehouse	1,148	9,083	4,336	622	--	15,189
Other	664	9,988	23,681	15,246	4,865	54,444
Total non-owner occupied	$78,063	$816,021	$692,371	$635,514	$168,294	$2,390,263

Owner occupied:
Commercial building	$11,918	$80,195	$93,738	$117,944	$59,387	$363,182
Medical office	1,681	22,750	13,211	27,449	4,986	70,077
Professional office	5,437	35,924	28,920	31,978	4,743	107,002
Storage	552	5,351	5,318	8,898	698	20,817
Multi-family 5+	182	1,506	--	--	--	1,688
Resort	558	6,450	139	--	2,983	10,130
Retail	6,681	42,044	62,494	55,056	3,496	169,771
Residential	298	5,315	3,858	2,347	1,656	13,474
Farm land/agriculture	1,565	11,451	14,835	13,149	4,885	45,885
Apartments	54	--	--	952	--	1,006
Assisted living	5,000	7,898	21,327	14,479	2,176	50,880
Hotel/motel	8,115	12,532	5,791	1,604	--	28,042
Industrial	2,990	41,082	36,934	13,607	20,568	115,181
RV park	920	1,094	--	2,004	--	4,018
Warehouse	116	9,521	2,746	2,425	449	15,257
Other	--	1,920	21,544	7,987	799	32,250
Total owner occupied	$46,067	$285,033	$310,855	$299,879	$106,826	$1,048,660

Total commercial real estate	$124,130	$1,101,054	$1,003,226	$935,393	$275,120	$3,438,923
% of total	4%	32%	29%	27%	8%	100%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

The following is a distribution of the commercial construction portfolio by type and by region as of September 30, 2009:

Table 9 - Commercial construction loan portfolio - by type and by region
(Dollars in thousands)

	Northwest	Central	Southern		Greater	Northern		% of total

	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total	Portfolio
Non-owner occupied:
Commercial building	$19,290	$--	$2,948	$--	$21,917	$7,056	$51,211	11%
Medical office	18,944	--	122	--	--	319	19,385	4%
Professional office	16,469	--	--	--	23,218	3,500	43,187	9%
Storage	5,504	--	--	--	1,711	3,086	10,301	2%
Multi-family 5+	1,325	--	--	--	5,085	--	6,410	1%
Retail	18,458	--	--	9,577	25,772	1,648	55,455	12%
Residential	43,345	2,052	3,994	7,744	43,846	13,673	114,654	25%
Apartments	14,434	--	--	--	--	--	14,434	3%
Assisted living	26,620	--	--	--	--	--	26,620	6%
Hotel/motel	--	--	--	--	--	1,850	1,850	0%
Industrial	--	648	118	--	3,990	18	4,774	1%
Other	1,324	--	--	--	--	3,000	4,324	1%
Total non-owner occupied	$165,713	$2,700	$7,182	$17,321	$125,539	$34,150	$352,605	76%

Owner occupied:
Commercial building	$15,233	$--	$171	$--	$9,837	$9,577	$34,818	8%
Medical office	43,672	--	375	--	3,461	379	47,887	10%
Professional office	--	--	--	--	--	--	--	0%
Storage	995	--	--	--	--	--	995	0%
Multi-family 5+	--	--	--	--	--	--	--	0%
Retail	--	--	--	--	--	6,480	6,480	1%
Residential	5,004	--	--	--	4,817	870	10,691	2%
Apartments	678	--	--	--	--	--	678	0%
Assisted living	6,500	--	--	--	--	--	6,500	1%
Hotel/motel	--	--	--	--	--	--	--	0%
Industrial	--	--	--	--	--	--	--	0%
Other	2,500	--	--	--	--	--	2,500	1%
Total owner occupied	$74,582	$--	$546	$--	$18,115	$17,306	$110,549	24%

Total commercial
construction	$240,295	$2,700	$7,728	$17,321	$143,654	$51,456	$463,154	100%
% of total	52%	1%	2%	3%	31%	11%	100%

Umpqua Holdings Corporation Announces Third Quarter 2009 Results
October 15, 2009

The following is a distribution of the commercial loan portfolio by type and by region as of September 30, 2009:

Table 10 - Commercial loan portfolio - by type and by region
(Dollars in thousands)

	Northwest	Central	Southern		Greater	Northern		% of total

	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total	Portfolio

Commercial line of credit	$195,790	$4,817	$32,965	$36,035	$139,701	$95,724	$505,032	37%
Asset based line of credit	78,500	1,301	760	6,852	1,941	54,524	143,878	10%
Term loan	162,148	4,010	30,850	10,104	47,455	117,463	372,030	27%
Agriculture	34,634	--	498	--	103	57,094	92,329	7%
Municipal	15,528	--	21,348	--	63,678	7,651	108,205	8%
SBA	--	--	--	--	--	61,910	61,910	4%
Small business	45,101	--	--	4,466	48,598	--	98,165	7%
Total commercial loans	$531,701	$10,128	$86,421	$57,457	$301,476	$394,366	$1,381,549	100%
% of total	38%	20%	6%	4%	22%	29%	100%

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